As filed with the Securities and Exchange Commission on February 28, 2005

Registration Statement No. 33-44428

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OWENS & MINOR, INC.

(Exact name of Registrant as specified in Charter)

Virginia	54-0327460
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification Number)

4800 Cox Road, Glen Allen, Virginia 23060, (804) 747-9794

(Address, including zip code and telephone number, including area code,

of Registrant’s principal executive office)

Grace R. den Hartog, Esq.

Senior Vice President, General Counsel

and Corporate Secretary

Owens & Minor, Inc.

4800 Cox Road

Glen Allen, Virginia 23060

(804) 747-9794

(Name, address, including zip code, and

telephone number including area code,

of agents for service)

Pursuant to Registration Statement No. 33-44428 on Form S-3 (the “Registration Statement”), Owens & Minor, Inc., a Virginia corporation (the “Company”), registered 200,000 shares of its Common Stock, $2.00 par value per share, issuable under the Owens & Minor, Inc. Dividend Reinvestment and Stock Purchase Plan. The Company has discontinued such plan and hereby removes from registration all of the shares of Common Stock which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in accordance with Rule 478(a), in the City of Richmond, Commonwealth of Virginia, on this 28th day of February, 2005.

OWENS & MINOR, INC.
(Registrant)

By:	\s\ G. Gilmer Minor, III
G. Gilmer Minor, III
Chairman and Chief Executive Officer